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Exhibit 10(a)

April 25, 2018

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re:  Variable Annuity-2 Series Account

Post-Effective Amendment No. 11 to Registration Statement on Form N-4

File Nos. 333-212090 and 811-05817

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

114461508.1	Carlton Fields Jorden Burt, P.A.
Carlton Fields Jorden Burt, P.A. practices law in California through Carlton Fields Jorden Burt, LLP.